* Confidential treatment has been requested for portions of this exhibit.
  The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "*". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit 10.3


                        TAY ENGINE MAINTENANCE AGREEMENT

                            dated September 14, 2000

between

TAM - Transportes Aereos Regionais S.A.
Av. Jurandir, 856
Aeroporte - CEP 04072-000 Sao Paulo
Brazil

acting for and on behalf of itself or any other subsidiary or affiliate of TAM - Transportes Aereos Regionais

- hereinafter collectively referred to as "Operator" -

and

MTU Motoren- und Turbinen-Union Munchen GmbH
Dachauer Strasse 665
80995 Munchen
Germany

- hereinafter referred to as "MTU-M" -

- Operator and MTU-M hereinafter collectively referred to as the "Parties" -

TABLE OF CONTENTS

RECITAL

Clause 1      DEFINITIONS
Clause 2      SCOPE OF SERVICES
Clause 3      RECORDS AND STANDARDS
Clause 4      DELIVERY
Clause 5      TURNAROUND TIMES AND EXCUSABLE DELAY
Clause 6      ORDER PROCESSING
Clause 7      REJECTED PARTS
Clause 8      CHARGES
Clause 9      PAYMENT
Clause 10     TAXES, DUTIES AND CUSTOMS FEES
Clause 11     SUBCONTRACTING
Clause 12     WARRANTY
Clause 13     LIABILITY
Clause 14     MISCELLANEOUS
Clause 15     DURATION AND TERMINATION
Clause 16     REPRESENTATIONS AND WARRANTIES
Clause 17     LAW AND ARBITRATION
Clause 18     NOTICES
Appendix Al   ENGINE(S)
Appendix A2   ACCESSORIES
Appendix B    CHARGES
Appendix C    ESCALATION FORMULAE
Appendix D    AIRWORTHINESS AUTHORITIES APPROVALS
Appendix E    PARENT COMPANY GUARANTEE

RECITAL

WHEREAS Operator requires maintenance, refurbishment, repair and modification services with respect to Engines (as hereinafter defined).

WHEREAS MTU-M acknowledges and agrees that any subsidiary or affiliate of TAM - Transportes Aereos Regionais S.A. may from time to time operate the Engines and may therefore utilise the services specified in this Agreement, in its own name.

WHEREAS MTU-M is willing to perform or cause to be performed such services based upon a staggering and removal plan for the Engines to be mutually agreed between the Parties and taking into account
              MTU-M's recommendations.

WHEREAS       Operator and MTU-M intend to meet in reasonable intervals
              (approximately twice per year) to consult on the technical and organizational aspects of this Agreement.

WHEREAS Operator will * place purchase orders for Services on the Engines with MTU-M and MTU-M will accept the same, in each case, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration thereof and reliance on the mutual promises given herein, the Parties hereto agree as follows:

CLAUSE 1  DEFINITIONS

          Within the scope of this Agreement, unless otherwise individually stipulated, the following definitions shall apply:

     1.1  Accessories

          The Engine related components listed in Appendix A2.

     1.2  AOG

          "Aircraft on Ground" indicates that an aircraft is unable to continue or be returned to revenue service until appropriate corrective action is taken.

     1.3  CSLV

          The number of cycles an item of Supplies has completed since last Shop Visit.

     1.4  CSN

          The number of cycles an item of Supplies has completed since manufacture.

     1.5  DAC Brasil

          The Brasilian airworthiness authority, or any successor organization thereof.

     1.6  Days

          Any calendar days.

     1.7  Domestic Object Damage or DOD

          Damage to any portion of the Engine by a domestic object from the Engine, such as bolts, brackets, airfoils etc.

     1.8  Effective Date

          Shall have the meaning set forth in Clause 15.1.

     1.9  Engine(s)

          Each TAY650-15 engine listed in Appendix A, subject to additions or deletions as may be specified by Operator and notified in writing to MTU-M from time to time.

     1.10 Engine Flight Hour (EFH)

          The cumulative number of airborne hours in operation of an Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of the flight.

     1.11 Fixed Prices

          The fixed prices relating to the performance of the Services as set out in Appendix B.

     1.12 Flight Cycle

          A completed Engine thermal cycle including the application of take off power.

     1.13 Foreign Object Damage or FOD

          Damage to any portion of the Engine caused by any object other than an integral part of the Engine including but not limited to an impact or ingestion of birds, stones, hail and/or runway, taxiway or apron gravel and for the avoidance of doubt excluding DOD.

     1.14 Incoterms

          Incoterms 2000 plus later amendments as published by the I.C.C. Paris valid at the time of conclusion of this Agreement.

     1.15 Life Limited Part

          Any Part which is admitted by the manufacturer for a defined service life.

     1.16 Line Maintenance

          Routine checks, inspections and rectification of malfunctions performed en route and at base stations during transit, turnaround or night stop.

     1.17 Module

          "Major Engine Build Group" as specified in ATA Chapter 72 of the OEM's illustrated parts catalogue.

     1.18 MTU-M

          Shall also mean any company of the MTU group of companies.

     1.19   Operator

            Shall also mean any affiliate or subsidiary of TAM - Regionais S.A. from time to time.

     1.20   Operator Owned Part/Module

            Any Operator owned Repair Part or Module used during Work in order to expedite the Turnaround Time.

     1.21   Original Equipment Manufacturer (OEM)

            Rolls-Royce plc (P.O. Box 31, Derby DE24 8BJ, England), or any successor thereof.

     1.22   Part

            Any part of an Engine.

     1.23   Pool Parts/Modules

            All Parts/Modules required in replacement of Parts/Modules for which the Repair time exceeds the applicable Turnaround Time.

     1.24   Purchase Order

            An order stating that it is subject to the terms and conditions of this Agreement issued by Operator to MTU-M and including:

            a) The Purchase Order number to be referenced to in all invoices and other correspondence related to the Work under such Purchase Order;

            b)   A statement of or reference to the applicable Work Statement;

            c)   Return delivery instructions, including packaging and shipping.

     1.25   Rejected Part

            Any item removed by MTU-M from a Module or Engine and consequently replaced by a Part.

     1.26   Repair Part

            Any Part which is repaired to serviceable condition.

     1.27   Services

            All Work in:

            - Maintenance          Those actions required for restoring or
                                   maintaining Supplies in serviceable
                                   condition, including servicing, repair,
                                   modification, overhaul, inspection and
                                   determination of condition.

            - Modification         Services agreed upon between MTU-M and
                                   Operator, which are based upon a
                                   manufacturer's Service Bulletin.

            - Testing              As defined in the applicable Engine
                                   manufacturer's Overhaul and Repair manual as well as additional Testing if required by the MTU-M test procedures.

            - Overhaul             The Work necessary to return Modules or Parts
                                   to the highest standard specified in the relevant manual.

            - Refurbishment        The Work necessary to restore an Engine or
              (Engine, Module)     Module to ensure that cost effective
                                   operation will be achieved.

            - Repair To make an Engine or Modules serviceable by replacing or processing failed or damaged Parts.

            - Restoration          The Work (on/off the aircraft) necessary to
                                   restore Modules or Parts to a specific
                                   standard.

            - Rework To carry out Work on uninstalled Modules or Parts.

            - Replacement          The action whereby a Module or Part is
                                   removed and another Module or Part is
                                   installed in its place for any reason.

            - Inspection           An examination of Supplies against a specific
                                   standard.

            - Midlife Inspection   The Work necessary to restore an Engine at
                                   approximately 12,000 Flight Cycles since new or last Overhaul, as applicable, with the objective to enable the Engine to be released for uninterrupted service until the next
                                   Overhaul.

     1.28   Service Bulletin (SB)

            Any document issued by the OEM to notify Operator and MTU-M of recommended Modifications, substitution of Parts, special Inspections/checks, reduction of existing life limits or establishment of first time life limits and conversion from one Module to another.

     1.29   Shop Handling Guide

            The shop handling guide agreed by the Parties pursuant to Clause 2.3
            (iii).

     1.30   Shop Visit

            The performance of Services at MTU-M's facilities or the facilities of any subcontractor on an Engine or Module which entails either the separation of pairs of major mating engine flanges or the removal of a disc, hub, or spool.

     1.31   Supplies

            Engines, Modules, Parts or any other items of associated equipment delivered to MTU-M.

     1.32   TSLV

            The time expressed in operation hours an item of Supplies has completed since last Shop Visit.

     1.33   TSN

            The time expressed in operation hours an item of supplies has completed since manufacture.

     1.34   Turnaround Time (TAT)

            The agreed time of performance of Services in respect of an Engine by MTU-M. Unless otherwise agreed and subject to the provisions of Clause 5 of this Agreement, the TAT shall commence the Day after receipt of an Engine or Module by MTU Maintenance do Brasil Ltda. ("MTU Brasil") and ends upon redelivery of such Engine or Module according to Clause 4. For purposes of TAT an Engine shall be deemed delivered on the Scheduled Delivery Date (as defined in Clause 5.2) if such Engine is removed from wing, mounted to a transportation stand ready to be shipped from Operator's facility together with the documentation to be furnished to MTU-M pursuant to Clause 3.3.

     1.35   Work

            The performance of Services according to the terms and conditions of this Agreement.

     1.36      Work Statement

               Statement or statements being part of the Purchase Order which include(s) the Work requirements applicable to Engines, Modules or Parts. The Work Statement(s) shall include details relating to:

               -    reason for Shop Visit

               -    disassembly and re-assembly requirements

               -    Inspection requirements

               -    Repairs to be accomplished

               -    Modification standard to be accomplished

               -    Testing,

               and any other information notified by MTU-M to Operator with five
               (5) Days prior notice from time to time.

Clause 2 SCOPE OF CONTRACT

     2.1 During the term of this Agreement, Operator agrees to place * purchase orders for off-wing services required on all Engines, Modules and Parts owned or operated by it * on MTU-M subject to the provisions of Clauses 5.7 and 15.3.

     2.2 MTU-M agrees to accept all Purchase Orders and will perform, or cause to be performed, all Services on Engines, Modules and Parts subject to the terms and conditions of this Agreement.

     2.3       All Services will be performed in accordance with

               (i) the airworthiness requirements of the FAA and shall comply with applicable requirements of the DAC Brasil from time to time;

               (ii) the Engine manufacturer's overhaul and repair manuals as supplemented by MTU-M's/MTU-M's subcontractors' procedures which procedures shall be agreed and approved by Operator; and

               (iii) a shop handling guide to be mutually agreed between the
                    Parties within four (4) weeks following an initial meeting between Operator and MTU-M to be scheduled within ten (10) Days of signature of this Agreement by the Parties.

               Within one (1) year of the Effective Date, all Services will also be performed in accordance with the airworthiness requirements of the Joint Aviation Authorities (the "JAA").

     2.4       Scope of Services

     2.4.1. Services covered by the * shall be limited to the following services:

     2.4.1.1   Disassembly, cleaning, Inspection and rebuilding of Engines;

     2.4.1.2 Rework of Engines, Modules and Parts which have become unserviceable due to normal wear and tear to a serviceable condition;

     2.4.1.3 Engine Testing according to the specifications of the OEM, or other relevant manufacturer and MTU-M;

     2.4.1.4 Technical support including Engineering Services when requested by Operator, provided the following Engine documentation is made available to MTU-M:

               -    Log book or equivalent

               -    Life of all Life Limited Parts

               -    In-flight readings of all parameters of the Engine;

     2.4.1.5 Replacement of Life Limited Parts upon expiration of the approved Life Limit as outlined in Appendix B;

     2.4.1.6 Administration of warranty claims on Engines, Modules, principle maintenance assemblies and Parts on behalf of Operator upon receipt of proper documentation from Operator;

     2.4.1.7 Services necessary to render Engines serviceable, when damaged by FOD up to a maximum amount of *

     2.4.1.8 Repair Services on Accessories listed in Appendix A2 during Shop Visit and installed on the Engine at the time of delivery of such Engine to MTU-M's facility; and

     2.4.1.9   *

     2.4.2.    * ("Additional Services"):

     2.4.2.1   Performance of Modifications,

               *

     2.4.2.2 Incorporation of Modifications other than those specified in the Shop Handling Guide, if specifically requested by Operator;

     2.4.2.3 Performance of Services related to campaign changes and / or AD - Notes;

     2.4.2.4 Repairs (i) caused by Operator's failure to comply with the instructions given in the applicable operation and maintenance manuals, (ii) otherwise caused by Operator's negligence, or (iii) necessitated by accident or catastrophic failure;

     2.4.2.5 Repairs on Accessories not listed in Appendix A2 as well as Accessories not installed on the Engine at the time of delivery of such Engine to MTU-M's facility;

     2.4.2.6 (i) Any replacement material for material scrapped or rejected during any Repair, Midlife Inspection or Overhaul event, not resulting from normal wear and tear, (ii) services related to a modification standard deviating from the standards required per the mutually agreed Shop Handling Guide, or (iii) any replacement material for material scrapped or rejected in consequence of OEM design deficiencies on either original equipment or replacement Parts, incorporated as per OEM specifications and requirements per the applicable manual, modifications, service bulletins and AD Notes; and

     2.4.2.7 Services necessary to render Engines serviceable, when damaged by FOD, exceeding an amount of * Only the FOD related Services in excess of * will be charged.

     2.5       Operator's Responsibility

     2.5.1 In case of defects or deficiencies in the design or manufacture of the Supplies by the OEM Operator agrees to exercise all commercially reasonable endeavours to assist and allow MTU-M to recover from the OEM all cost and expenses associated with any measure taken by MTU-M to rectify or repair such defects and deficiencies.

     2.5.2 Operator shall use all commercially reasonable endeavours to increase the on-wing time of the Engines under consideration of reliability and costs in cooperation with MTU-M. Moreover, Operator agrees to cooperate with MTU-M with respect to the determination of the optimum removal date for each eligible Engine. For the avoidance of doubt it is expressly agreed by the Parties that nothing contained herein shall limit or shall be construed as limiting Operator's airworthiness responsibilities (which shall be paramount).

     2.5.3 Operator will report to MTU-M by the tenth (10th) day of each month the Engine Flight Hours (EFH) of the preceding month for each Engine.

     2.5.4 Operator will report to MTU-M each month the Engine on-wing data in order to allow MTU-M to evaluate those data by MTU-M's engineering personnel.

     2.5.5 Operator agrees to assign all assignable and unexpired maintenance related guarantees, warranties or other remedies specified in the general terms agreement between Operator and the OEM regarding the sale of the Engines, in particular any of the following:

               -    New Engine Guarantee

               -    Shop Visit Rate Guarantee

               -    EGT Guarantee

               -    Campaign Change Allowance

               -    New Part Warranty

               -    FOD Guarantee

               -    Spare Parts Warranty

               -    Spare Engine Availability

               -    Hot/Cold Section Guarantee

               -    TAY630-15 Maintenance Cost Guarantee

               Operator agrees to use all commercially reasonable endeavours to support MTU-M in the enforcement of any assigned rights as described above.

               If these guarantees, warranties or other remedies cannot be assigned, Operator shall raise claims under said non-assigned guarantees, warranties or other remedies and shall to the extent recovered under the relevant warranties/guarantees transfer the economic benefit to MTU-M.

     2.5.6 Operator shall maintain a spare engine level of * of its operating Engines *

     2.6 Should it become necessary for the proper performance to carry out Services substantially different from those specified in the Work Statement, MTU-M will promptly notify Operator (in sufficient detail) of the nature and extent of such Services and seek Operator's authorization to carry out such different Services. Operator shall respond in writing (to include telex and telefax) to such request within * hours. The Turnaround Time will be increased by the additional time that is needed and verified by MTU-M due to the delay in question. Any impact on the agreed TAT resulting from such delay will be promptly advised by MTU-M (with supporting evidence if requested).

               In the event Operator withholds the authorization or direction for the necessary alteration of the Work Statement for a period exceeding *, MTU-M may remove the Engine, Module or Part from the production line.

     2.7 In recognition of Operator's and MTU-M's desire to stabilize the financial expectations resulting from this Agreement, the Parties agree to meet annually to discuss and reconcile the overall technical and business aspects of this Agreement.

     2.8 Operator acknowledges that MTU-M may perform its obligations under this Agreement by contracting a third party sub-contractor to undertake any Work requested to be performed. Operator shall provide commercially reasonable assistance to MTU-M at the cost and expense of MTU-M during an initiation period of * months following the Effective Date to have the Work required under this Agreement performed by other qualified parties as subcontractors to MTU-M.

     2.9 Operator agrees that it will use reasonable commercial efforts to assist MTU-M in purchasing spare parts for Operator's Engines from the

               OEM and that such spare parts will be supplied by the OEM to MTU-M on MTU-M's account.

     2.10 Operator agrees that it will provide MTU-M with all information and technical data, and any other assistance which may be reasonably requested by MTU-M.

               *

CLAUSE 3 RECORDS AND STANDARDS

      3.1 MTU-M will maintain or cause to be maintained throughout the duration of this Agreement a service organization and facilities for Services on Engines, Modules, Parts and Accessories in accordance with the respective manufacturer's manuals and other applicable documentation. These facilities shall be approved and/or accepted by the FAA and the DAC Brasil. Within one (1) year of the Effective Date, these facilities shall also be approved and/or accepted by the JAA.

      3.2 Operator shall provide to MTU-M its General Maintenance Manual and all pertinent parts of its Maintenance Policy and Procedure Manual. Moreover, Operator shall either itself furnish to MTU-M, or cause the OEM to furnish to MTU-M the following technical information and documentation regarding the Repair, Overhaul and Maintenance of the Engines, as well as any revisions thereto, and all other means required to enable MTU-M to maintain, repair and overhaul Operators Engines and Accessories.

               -    Illustrated Parts Catalogue

               -    Inspection Manual

               -    Maintenance Manual (TNSM)/Engine Manual

               - Power Plant Build Up Manuals of the relevant aircraft Engine application

               -    Component Maintenance Manuals

               -    Tooling and Facility Catalogue.

               -    NDT Manual

               -    Service Bulletins

               -    All Engine related aperture cards

               -    Blue prints if necessary and as permitted

               -    Proprietary OEM information as permitted.

      3.3 In respect of individual Engines or Modules, Operator shall provide to MTU-M all documents and supply all information within Operator's possession or control necessary to establish the extent of Services required. This includes:

      3.3.1 The technical documentation (or any other applicable documentation):

      3.3.2 Any required variations to the applicable standard Work specification including Modifications which are required to be embodied in the Engine or Module during the performance of Work. Further variations to any specific Work on an Engine or Module will be agreed between MTU-M and Operator;

      3.3.3 Any further information concerning the condition of the Engine or Module;

      3.3.4 Life of all Life Limited and/or time tracking Parts, Life Limited Parts list;

      3.3.5    Module tracking list;

      3.3.6    AD-Note status;

      3.3.7 Service Bulletin status and Service Bulletin requirements (may be included in workscope);

      3.3.8    Operator's special requirements;

      3.3.9    Removal reason;

      3.3.10 Installed powerplant accessory component sheet, a listing by nomenclature of each accessory component, Part number, quantity, time and cycles and serial number (EBU List Accessory List/Accessory Life List);

      3.3.11   Log book or equivalent and Part (Module) cards;

      3.3.12   Engine/Part installation data records;

      3.3.13   Purchase Order; and

      3.3.14 Trend Monitoring and In-flight readings (as mutually agreed upon) of all Engine parameters on that specific Engine from its last flight prior to removal.

      3.4 MTU-M will ensure that the record system will include documentation of all Services performed, Rework operations required and disposition of all Parts replaced. MTU-M agrees to keep all records herein described in form and detail sufficient for accurate and expeditious administration of the Agreement and shall furnish to Operator the following records and reports, as applicable for each Shop Visit:

      3.4.1    Engine, Module, Part or accessory serial numbers;

               The general exterior condition of the Engine, Module or Part and shipping conveyance;

               List of the missing and/or damaged external Parts; and Borescope/chamberscope results, as applicable.

      3.4.2 The following information for each cycle controlled and Life Limited Part installed during a Shop Visit:

               a) Nomenclature;

               b) Part number;

               c) Serial number;

               d) Total operating cycles and hours accumulated to date;

               e) Total cycles remaining;

               f) Major maintenance events (date, TSN, CSN) if available.

      3.4.3 A list of all Life Limited Parts determined to be scrap identified by Module installed, Part number, quantity and reason for scrappage.

      3.4.4 A list by nomenclature of each accessory component, Part number, quantity, Part time and serial number.

      3.4.5    One (1) copy of the applicable engine and/or accessory test logs.

      3.4.6 A report summarizing condition detected subsequent to Engine disassembly.

      3.5 MTU-M shall be required to complete and properly execute, or cause to be completed and properly executed, Federal Aviation Administration (FAA) Form 8130-3, and for major repairs FAA Form 337, or its equivalent for Supplies repaired, modified and/or tested by MTU-M or its subcontractors under this Agreement.

               MTU-M undertakes to store all records provided to it by Operator hereunder safely as the property of Operator and to return the same to Operator upon request or expiry of this Agreement (in respect of an Engine).

               Upon the request from Operator accident and damage reports, including pictures and laboratory investigation results will be issued by MTU-M.

Clause 4 DELIVERY

     4.1 MTU-M shall appoint MTU Brasil to handle on behalf of Operator relevant import/export procedures related to the transactions contemplated in this Agreement, except for the payment of any Taxes (as defined in Clause 10) due upon such import/export transactions, which shall subject to the provisions of Clause 10 be the entire and sole responsibility of Operator. In this regard, the parties agree and acknowledge that Operator itself shall be the importer/exporter of record of all Engines, Modules, Parts and other items imported into/exported from Brasil under this Agreement. Operator agrees that, upon request of MTU-M or MTU Brasil, Operator will timely do, execute, acknowledge and/or deliver and/or to cause to be done, executed, acknowledged and/or delivered, all such acts and documents as may be required to allow MTU Brasil to conduct all relevant imports/exports for and on behalf of Operator. Delivery of Engines, Modules, Parts and other items requiring Work to MTU Brasil shall be the obligation of Operator.

     4.2 Operator shall advise MTU-M of its intention to deliver Engines, Modules, Parts and other items no less than * prior to their dispatch.

     4.3 No less than two (2) Days prior to each such dispatch of an Engine, MTU-M shall advise Operator of the sub-contractor where each such Engine will be serviced. If there is no sub-contractor willing to perform the Work, MTU-M may at its option either (i) provide Operator, subject to Clause 2.5.6, with a leased engine in case Operator is in zero spare situation for as long as the relevant Engine is repaired, or (ii) allow Operator to have the Work performed by the closest DAC approved OEM maintenance facility able to perform such Work within no less than the Turnaround time set forth herein. In case MTU-M elects to supply a leased engine, (a) such lease shall be subject to a separate lease agreement, and (b) MTU-M shall bear the cost of providing such lease engine (including, for the avoidance of doubt, any cost incurred in delivering or re-delivering such leased engine) except that any maintenance reserves for such leased engines shall be borne by Operator. In case MTU-M elects to allow Operator to have the Work performed by the closest DAC approved OEM maintenance facility able to perform the Work, MTU-M will bear the cost of any such Work performed by such OEM maintenance facility (including, for the avoidance of doubt, transportation cost, taxes and fees) that exceed US Dollars * as may be escalated by MTU-M in accordance with Appendix C hereof, per Engine Flight Hour since last scheduled Shop Visit (Midlife Inspection or Overhaul, as applicable) as follows:

               MTU-M shall bear the cost exceeding * (as escalated in accordance with item 3 of Appendix C) with respect to a Midlife Inspection, and the cost of an Overhaul exceeding the amount determined in accordance with the following formula:

               Engine Flight Hours operated since last Overhaul (or, in case of new engines, since manufacture) multiplied by * as escalated in accordance with item 3 of Appendix C less * for the Midlife Inspection (as escalated in accordance with item 3 of Appendix C) preceding the current Overhaul Shop Visit.

          Such additional costs shall be paid to Operator without deductions on or prior to the date Operator is required to settle the invoice of the OEM maintenance facility in respect of such Work. Notwithstanding anything herein to the contrary, the obligations of MTU-M contained in this Clause 4.3 shall terminate three (3) years after the Effective Date (i.e. on July 1, 2003).

     4.4 Risk of loss or damage shall be borne by Operator until arrival at MTU Brasil.

     4.5 Upon receipt of Engines, Modules or Parts to MTU Brasil (as evidenced by signature of an acknowledgement of delivery) risk of loss or damage shall pass to MTU-M.

     4.6 After completion of Work, MTU-M shall be obliged to redeliver Engines, Modules, Parts and other items to Operator at MTU Brasil and give notice to Operator of such redelivery in due course of time. Risk of loss or damage shall remain with MTU-M until the relevant Engines, Parts or Modules are received by Operator at ist facility as evidenced by signature of an acknowledgement of receipt by Operator.

CLAUSE 5 TURNAROUND TIME (TAT) AND EXCUSABLE DELAY

     5.1 Prior to delivery of an Engine, Module, Part or other item to MTU-M and after inspection by MTU-M, MTU-M and Operator shall agree on a reasonable TAT for such Engine, Module or Part and upon delivery of an Engine to MTU-M and after Inspection by MTU-M, MTU-M shall perform its Services within the following TAT:

          MTU-M will use commercially reasonable efforts to Derform Work on a complete Engine within a TAT of * If a shorter TAT will have to be met on certain occasions upon request of Operator, MTU-M will use commercially reasonable efforts to try to comply with such request and shall keep Operator informed, if requested by Operator, of the TAT.

     5.2 Compliance with an agreed TAT requires * advance notification by Operator that an Engine or Module is being or will be shipped for Services ("Scheduled Delivery Date"). In the event that MTU-M does not receive such advance notification (e.g. in the event of an unscheduled Engine removal), the TAT shall commence with the start of Services on the Engine or Module but not later than * after receiving the Engine or Module at MTU-M including the documentation listed in Clause 3.3.

     5.3 Any technical requests from MTU-M to Operator which will affect the TAT have to be answered by Operator within * provided always that if such a request is received by Operator later than 4 p.m. (Sao Paulo time) on a Friday, Operator's response shall be received by MTU-M no later than 6 p.m. (Sao Paulo time) of the following Monday. If no replies are received within that time, the TAT will be increased by the additional time which is needed and verified by MTU-M due to the delay in question. Any impact on the TAT resulting from this decision will be advised by MTU-M together with supporting evidence of any delay in the TAT.

     5.4 MTU-M shall not be liable for exceeding the TAT due to reasons contained in Clause 5.7 - Excusable Delays.

     5.5 MTU-M shall promptly notify Operator when Excusable Delays occur or impending delays are likely to occur and shall continue to advise Operator of new shipping schedules and/or changes thereto.

     5.6 If the actual TAT in respect of an Engine exceeds the TAT referred to in this Clause 5 (as such period maybe extended pursuant to this Agreement) and if Operator is in, or during such event of delay enters into, a zero spare engine situation, Operator may as its sole remedy for such delay (i) require MTU-M to have a spare engine delivered to Operator (at Operator's facility in Sao Paulo) within * of MTU-M being notified of such zero spare engine situation, or failing which (ii) claim damages from MTU-M in an amount not exceeding the cost of leasing an engine until such time as the delayed Engine is delivered to Operator (including, for the avoidance of doubt, any cost incurred in delivering or re-delivering such leased engine). Any maintenance reserves * to be paid for such leased engine shall be borne by Operator. Such claim is only permitted
           (i) if Operator has maintained an appropriate quantity of spare Engines as specified in Clause 2.5.6, and (ii) is furthermore limited to the costs of a lease Engine until the Engine so delayed is redelivered to Operator. In the event MTU-M provides a lease Engine, such lease shall be subject to a separate lease agreement.

     5.7 The party actually performing Services hereunder (the "Service Provider"), i.e. MTU-M (if performing Services) or MTU-M's subcontractors (if performing Services), shall not be charged with any liability for delay or non-delivery when due to any of the following events ("Excusable Delays")

           (i) delays of Operator, single source suppliers of the Service Provider, or the OEM;

           (ii) acts of God or the public enemy, fires, riots;

           (iii) compliance in good faith with any applicable foreign or domestic governmental regulations or order whether or not it proves to be valid or invalid provided that compliance with any governmental or domestic regulations or orders in Germany, Brazil (or where the Services are to be provided by a subcontractor, the jurisdiction of such subcontractor) which the Service Provider ought reasonably to have been aware of and ought reasonably to have complied with shall not constitute an Excusable Delay;

           (iv) labor disputes at companies other than MTU-M or any of its affiliates;

           (v)  unusually severe weather or

           (vi) any other cause beyond the control of the Service Provider which could not reasonably be foreseen.

           To the extent the occurrence of an Excusable Delay causes actual delay to the Turnaround Time or renders them in part or whole impossible, the time for the performance shall be extended for as many Days beyond the agreed TAT as is required to obtain removal of such causes.

           This provision shall, however, not relieve MTU-M from using its best efforts to avoid or remove such causes and to continue performance with reasonable dispatch whenever such causes are removed. In case that upon occurrence of an Excusable Delay it is evident that the resulting impact on the Service Provider is such as to delay the performance of Services on the Engines, Modules and Parts then undergoing Services at the Service Provider (hereinafter the "Affected Items") for more than * Operator shall have the right to either (i) terminate the Purchase Order relating to the Services for the Affected Items to the extent the Services cannot be completed by the Service Provider due to such Excusable Delay and take possession of the Affected Items in the possession of the Service Provider or shipping agents and cause such Services to be completed by another maintenance provider without any obligation on the Service Provider's part for any Services so performed by another maintenance provider, or (ii) cause MTU-M to have the Services provided by another Service Provider not afected by the Excusable Delay.

           For the avoidance of doubt it is expressly agreed that once such impact on MTU-M is removed, Operator will continue to send all Engines, Modules and Parts needing Services to MTU-M.

CLAUSE 6 ORDER PROCESSING

     6.1 Operator will provide MTU-M with a Purchase Order number before commencement of Services.

     6.2 In the event that Operator delivers an incomplete Engine or Module, MTU-M will promptly following discovery of any such deficiency inform Operator in writing of the missing Parts. In case Operator does not react within 1 * upon such information, the TAT may be increased accordingly. Should Operator promptly request to add the missing Parts, MTU-M will use commercially reasonable efforts to deliver the requested Parts together with the Engine or Module.

           Requested accessories which are not available at the date of redelivery of an Engine or Module will be sent separately to Operator when such accessories become available.

     6.3 In case of Reworks MTU-M shall not perform uneconomical Rework, i.e. when the costs for the Rework of a Part exceed * of the then current list price for the respective new Part. In such case MTU-M shall replace the removed Part by a new one and charge the price for it according to Appendix B.

CLAUSE 7 REJECTED PARTS

     All Parts removed during Work and determined by MTU-M as rejected shall become MTU-M's property.

     All Parts removed during Work and determined by MTU-M as scrap will be held for Operator's review and disposition. Such disposition by Operator shall occur twice per calendar year. If such disposition for any such Parts is delayed for any reason whatsoever for more than *, it shall be conclusively deemed that Operator has transferred title to any such Parts to MTU-M, and MTU-M may dispose of such Parts at its sole discretion.

CLAUSE 8 CHARGES

     For all Services Operator shall pay the sums charged in accordance with Appendix B subject to the Escalation Formula contained in Appendix C. Engines delivered for the performance of Services in a given year shall be invoiced at the charges applicable to such year.

CLAUSE 9 PAYMENT

     9.1.1 For Services' * stipulated in Appendix B, MTU-M will render invoices * following redelivery of an Engine in accordance with Clause 4.6.

     9.1.2 For Services * stipulated in Appendix B, MTU-M shall render an initial invoice within * after completion of Work. The final invoice shall be issued not later than * after completion of Work.

     9.2 Invoices shall be issued in US-Dollars and promptly forwarded to Operator in duplicate.

     9.3 Unless otherwise provided herein, all invoices shall be payable(within * (the due date) after date of issue) all payments shall be made in * in US-Dollars on MTU-M's bank account with * Operator shall promptly furnish copies of the documents evidencing wire transfer of all such payments to the attention of the Financial Director, MTU-M.

     9.4 In case of Excusable Delays, MTU-M shall be entitled to payment of an adequate and reasonable partial payment for Services already rendered as may be agreed by MTU-M and Operator on a case by case basis.

     9.5 If Operator is in default of any payment obligation, MTU-M is without reminder and prejudice to any other rights entitled to charge interest at * any outstanding sum, starting from the due date of payment until the date payment is received.

     9.6 If Operator is in default of any payment obligation, MTU-M may postpone the performance of its own obligations under this Agreement until such payment is made.

     9.7 Operator is not entitled to withhold payments or to make any deductions whatsoever unless accepted by MTU-M or affirmed by an arbitral ruling under Clause 16 or a judgment of a court of competent jurisdiction.

     9.8  *

     9.9 MTU-M shall be entitled to a general lien on any of the Supplies delivered by Operator which are in the care, custody and control of MTU-M under this Agreement together with any amounts due to MTU-M from Operator which have arisen with respect to respect to other or previous Services performed by MTU-M for Operator. Such provision shall also apply if any Supply owned or leased by Operator passes into the hands of MTU-M at a later date and MTU-M has claims out of the business relationship at the time the lien is claimed.

CLAUSE 10 TAXES, DUTIES AND CUSTOMS FEES

     10.1 MTU-M shall pay all Taxes (as defined below) levied on either Party by authorities in the Federal Republic of Germany.

     10.2 Any and all Taxes levied by any authority in Brazil on MTU-M or Operator, including, but not limited to, the Import Duty (ID) and Tax on Industrialized Products (IPI) levied on the importation of goods into Brazil, shall be borne by Operator, except for (a) the Income Tax Withholding (Imposto de Renda na Fonte - "Current Income Tax"), which shall be withheld by Operator from amounts due to MTU-M under this Agreement, if thus required by Brazilian law; and (b) the Tax on Transactions Related to the Circulation of Goods and Interstate and Intermunicipal Transport and Communication Services ("ICMS"), if any, due upon the importation of new Engines, Modules and Parts into Brazil in connection with MTU-M's performance of its obligations under this Agreement. In this regard, MTU-M shall grant Operator a rebate on the charges due by Operator under this Agreement in the exact amount of the ICMS actually paid by Operator (if any) upon importation by Operator of relevant Engines, Modules and Parts into Brazil, provided
          (i) Operator evidences actual payment of such ICMS in a form satisfactory to MTU-M; (ii) the rate at which the ICMS is paid by Operator is not higher than 4%; (iii) Operator does not fail to benefit from any ICMS benefit (including ICMS reduction or exemption) that may be available; (iv) Operator is unable to and actually does not offset such ICMS against any Taxes due by Operator, nor directly or indirectly recover such ICMS in any form whatsoever; and (v) if so allowed by applicable regulations, upon written request of MTU-M, Operator promptly assigns, transfers or makes in any form available to MTU-M and/or any company indicated by MTU-M the ICMS credits earned by Operator upon the abovementioned imports. If any of the conditions set forth in items (i) and (iii) through (v) above is not met, MTU-M's obligation set forth in the immediately preceding sentence (i.e. to grant Operator a rebate at a rate of 4%) shall not apply.

          The Parties hereby acknowledge and agree that (i) the compensation due by Operator to MTU-M under this Agreement, was established assuming that (i) invoices issued hereunder will be issued by MTU Motoren- und Turbinen-Union Munchen GmbH, and (ii) the only Taxes that will levy in Brazil on payments by Operator to MTU Motoren- und Turbinen-Union Munchen GmbH in connection with the transactions contemplated in this Agreement are Current Income Tax and ICMS; (ii) in the event (a) the Current Income Tax and/or the ICMS become due at a rate higher than its current rate; (b) it is later determined that other Taxes are also due in Brazil on payments made by Operator to MTU-M in connection with MTU-M's performance of its obligations under this Agreement; and/or
          (c) new Taxes are Created and become due in Brazil on payments due by Operator to MTU-M in connection with MTU-M's performance of its obligations under this

          *

          For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all federal, state, or municipal taxes, charges, fees, levies, imposts, duties (including import duties), tariffs, surcharges, or other assessments, including, without limitation, sales, use, transfer, gross receipts, excise, withholding or any similar charges or assessments and all taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments placed by, or replacing, any of the above, or other tax or governmental fee of any kind whatsoever directly or indirectly imposed by any governmental authority, including any interest or penalties or additions thereto, whether disputed or not.

          Taxes imposed in any other jurisdiction shall be borne by the relevant Party on whom such taxes are levied, provided that TAM shall not be responsible for any Taxes due in any jurisdiction other than Brazil in connection with the performance by MTU-M of its obligations under this Agreement.

          In the event that any Party shall be held responsible by any taxing authority for the collection or payment of Taxes to be borne by the other Party and shall be required to pay the same to such authority, such other Party shall reimburse the first Party the full amount of such payment and any expenses connected therewith upon the first Party's first demand therefor.

     10.3 Operator reserves the right to use its commercially reasonable efforts to negotiate and enter into an arrangement with the Brazilian taxing authorities for an exemption for the assessment and payment of import duties, tariffs or similar taxes imposed on any and all goods, material or services imported to Brazil under this Agreement.

     10.4 *

CLAUSE 11 SUBCONTRACTING

          Notwithstanding anything contained herein to the contrary, MTU-M may subcontract all or part of the Work to be performed by MTU-M hereunder to the OEM or to another qualified party to perform the type of Work subcontracted to it by MTU-M.

          Any subcontracting shall not release MTU-M from its obligations under this Agreement and MTU-M shall remain liable to Operator for the performance of Services under this Agreement by any subcontractor as if such Services were performed by MTU-M. MTU-M shall use best endeavours to ensure that all Work subcontracted is undertaken by reputable Maintenance facilities appropriately certified by all relevant authorities and able to perform the Services to the standard required of MTU-M pursuant to this Agreement. Nothing in this Clause will cause MTU-M to be liable for any default by a subcontractor where MTU-M or another subcontractor remedies that default.

          Operator shall if requested by MTU-M assist MTU-M at no cost to Operator in securing appropriate subcontractors for all or part of the Work covered under this Agreement without in any way warranting the ability of such third parties to perform the Services or warranting the quality of such Services.

CLAUSE 12 WARRANTY

     12.1 MTU-M warrants that at the time of delivery of serviced Engines the Services will have been performed in a skilled and workmanlike manner in accordance with best industry practice and in accordance with the requirements of this Agreement. This warranty is limited to MTU-M's correcting at its facilities within a reasonably prompt period of time and at its own cost and expense such Services as are shown to MTU-M's reasonable satisfaction to be defective, provided that the defect has arisen within * following delivery to Operator or the * following delivery whichever shall first occur, provided further that written notice of the defect is received by MTU-M within: * after discovery by Operator. Transportation charges for return of defective Engines to MTU-M and their reshipment will be borne by MTU-M, subject to Clause 12.7 herebelow. In the event of a justified warranty claim hereunder the warranty period shall be extended by the time required to carry out the work.

     12.2 Non-compliance of an Engine with the specified performance and consumption rates can only be determined and demonstrated by a test run at MTU-M's facilities or any test cell agreed between both Parties.

     12.3 MTU-M's warranty shall not apply if after redelivery by MTU-M Operator, its servants, agents, subcontractors or third parties have abused, altered or repaired the Engine or Module or have not operated the Engine or Module in accordance with the manufacturer's operating instructions or recommendations.

     12.4 If an Engine defect was caused due to the failure of a new Part properly installed by MTU-M, MTU-M will assign to the fullest extent possible the warranty granted by the manufacturer of such new part to Operator. In the event that the warranty related to such new Part cannot be assigned, MTU-M will administer and enforce the warranty claim against the manufacturer on behalf of Operator and pass the respective remedies on to Operator. In any event MTU-M's liability shall be limited to the extent outlined in this Clause 12 and Clause 13 herebelow and shall apply if all attempts at judicial actions against the manufacturer have failed.

     12.5 MTU-M assumes no warranty for Parts supplied by Operator and properly installed by MTU-M.

     12.6 Within two (2) months after notification by Operator MTU-M will use its reasonable efforts to determine if a warranty claim can be accepted.

     12.7 In case Operator asserts a warranty claim according to this Clause 12 and as a result of the investigation it is established that MTU-M is not liable for the defects claimed, the reasonable and properly incurred costs of investigation as well as any other reasonable and properly incurred costs and expenses connected with such claim shall be borne by Operator and due and payable upon receipt of the respective invoice.

     12.8 MTU-M acknowledges and agrees that it shall bear responsibility in accordance with this Clause 12 for any Engine defect caused due to Work performed by any of MTU-M's subcontractors and that Operator shall not be required to take any action against such subcontractor. The Operator agrees that the provisions of Clause 12.4 above will apply where the defect is caused by a new Part installed by a subcontractor.

     12.9   EXCLUSIVE WARRANTIES AND REMEDIES

            THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT, TORT OR STRICT LIABILITY, WHETHER OR NOT ARISING FROM MTU-M's NEGLIGENCE, ACTUAL OR IMPUTED. THE REMEDIES OF THE OPERATOR SHALL BE LIMITED TO THOSE PROVIDED IN THIS AGREEMENT TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES, INCLUDING WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTY, REMEDIES OR THIS LIMITATION WILL BE BINDNG UPON MTU-M UNLESS IN WRITING, SIGNED BY TWO DULY AUTHORIZED OFFICERS OF MTU-M.

CLAUSE 13 LIABILITY

     13.1 MTU-M, its officers, directors, employees, agents and subcontractors (collectively herein "the Indemnified Parties") shall not be liable for any damage to or loss of the aircraft and other properties owned or operated by Operator or injury or death or any other damage sustained by Operator, its personnel or third parties due to or in connection with or in consequence of the performance or non-performance of Services under this Agreement unless caused by willful misconduct or negligence of an Indemnified Party.

     13.2 In cases of negligence any liability of the Indemnified Parties shall be limited for any and all claims which might arise under or out of this Agreement to * per occurrence or in the aggregate per year.

            Throughout the term of this Agreement, MTU-M shall maintain in full force, at its expense, appropriate aviation products third party liability insurances in respect of the liabilities specified in Clause 13.2 in accordance with current aviation insurance practice. MTU-M shall provide evidence of such insurances to Operator from time to time.

     13.3   Except for the Indemnified Parties' liability outlined in Clauses
            13.1 and 13.2 above, Operator shall indemnify and hold harmless the Indemnified Parties from any and all liability claims including costs and expenses incident thereto. The obligation by TAM to indemnify pursuant to this Clause 13 shall, however, exclude (i) MTU-M's officers, directors and employees, (ii) MTU-M's property, and (iii) the property of third parties in the care custody and control of MTU-M.

     13.4 Throughout the term of this Agreement, Operator shall maintain in full force, at its expense, the following insurance:

            a) Comprehensive aircraft third party, passenger (including personal injury), baggage (checked or unchecked), cargo and mail legal liability insurance for a combined single limit of
                 * per occurrence. Such insurance shall name the Indemnified Parties as additional insured.

            b) Hull All Risks, Hull War and Allied Perils insurances covering Operator's aircraft against loss or damage. Such Hull insurances shall contain a waiver of recourse in favour of the Indemnified Parties, except in cases of the Indemnified Parties' liability outlined above in this Clause 13.

            Upon MTU-M's request Operator shall have its insurers provide certificates of insurance evidencing the coverages required under a) and b) above. Each insurance certificate shall provide for at least fourteen (14) days' written notice to MTU prior to any premature termination or reduction of coverages or limits. Any deductibles shall be the sole responsibility of Operator.

     13.5 For the purposes of this Clause 13, the term "Indemnified Parties" shall also include the companies of the MTU group of companies (MTU Maintenance Hannover GmbH etc.).

CLAUSE 14 MISCELLANEOUS

     14.1   Interpretation

            The rule of construction that ambiguities or inconsistencies are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favour any Party against the other. Ambiguities or inconsistencies shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the Parties at the time of conclusion of this Agreement.

     14.2   Order of Precedence

            In the event that there are any conflicts of inconsistencies between the provisions of this Agreement and the appendices hereto, the provisions of this Agreement shall prevail.

     14.3   Merger of Negotiations

            The terms and provisions contained herein constitute the entire agreement between the Parties and the Parties agree that neither of them has placed any reliance whatsoever on any representations, agreements, statements or understandings made prior to the signature of this Agreement whether orally or in writing relating to the scope of this Agreement other than those expressly incorporated in this Agreement which has been negotiated on the basis that its provisions represent their entire agreement relating to the subject matter hereof and shall supersede all such representations, agreements, statements and understandings.

     14.4   Property and Risk

            The risk in respect of loss of or damage to the Supplies shall pass to MTU-M on delivery to MTU-M in accordance with Clause 4 hereof and shall remain with MTU-M until redelivered in accordance with Clause 4 hereof.

            MTU-M shall maintain and shall procure that any subcontractor performing services also maintains insurance coverage in an amount of not less than thirty million US Dollars (30,000,000 US $) against loss of or damage to the Supplies while they are in its or any of its subcontractor's care, custody and control in accordance with current aviation insurance practice. MTU-M shall provide evidence of such insurances if requested by Operator, from time to time.

            Should any item of Supplies delivered to MTU-M or any of its subcontractors according to Clause 4 above while being in MTU-M's or any of its subcontractor's care, custody and control be damaged, howsoever, MTU-M as its sole responsibility and as Operator's sole remedy with regard thereto, will either (as MTU-M may in its discretion decide) provide an adequate replacement or pay to Operator the actual replacement cost of such item of Supplies.

             MTU-M shall at all times ensure that Supplies in its care, custody and control or in the care, custody and control of any subcontractor do not by its or its subcontractor's act or omission become the subject of any lien, tax, charge, duty or encumbrance and MTU-M shall indemnify Operator against all costs, expenses and damages which Operator may incur or suffer by reason of MTU-M failing to carry out its obligations under this Clause.

     14.5    Lien

             Except as otherwise provided in this Agreement, MTU-M shall ensure that the Engines remain free and clear of all liens other than liens arising by operation of the law.

     14.6    Title to Parts

             MTU-M shall ensure that full legal and beneficial title to Parts incorporated into Engines during Services shall pass to the owner of such Engines free and clear of all liens and encumbrances upon re-delivery of such Engines to Operator.

     14.7    Title to Exchanged Parts

             Operator and MTU-M each represent and warrant that they will accomplish transfer of the full legal title of any item exchanged hereunder free and clear of all charges, liens and encumbrances. Operator warrants the authorization of the owner of such items to effect such exchange of title. Either Party will only with the prior written consent of the other enter into any arrangement or agreement which might prejudice or impair its ability to perform its obligations under this Clause.

     14.8    Assignment

             Neither Party hereto may assign any of its rights or obligations hereunder without prior written consent of the other Party except that MTU-M may assign claims for monies due hereunder to a bank or to a bank or other financial institution. Any assignment by MTU-M as aforementioned shall be on terms that Operator's obligations hereunder shall not be increased as a result of such assignments. MTU-M shall remain liable for the performance of all its obligations hereunder, notwithstanding any such assignment. Any assignment made in violation of this Clause shall be null and void.

     14.9    Alterations and Amendments

             This Agreement shall not be altered or amended in any way other than by agreement in writing (to include telex) entered into by the Parties after the date of this Agreement, which is expressly stated to amend or alter this Agreement.

     14.10   Negation of Waiver

             Failure of either Party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver or forbearance by such Party of such provisions or in any way affect the validity of this Agreement or part thereof.

     14.11   Partial Invalidity

             In case one or more of the provisions contained in this Agreement should be or become fully or in part invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions contained in this agreement shall not be affected in any way or impaired thereby, and the Parties shall to the extent possible replace such invalid, illegal or unenforceable provision(s) by another clause or clauses considering the economic intention of the Parties.

     14.12   Precedent

             None of the provisions of this Agreement shall be considered by either Party as precedent for any further agreements between the Parties which relate to the same subject matter hereof.

     14.13   Representative

             Operator shall have the right to appoint a representative at MTU-M to consult with MTU-M during performance of Services. All costs connected with such appointment shall be borne by Operator.

             If requested by Operator, MTU-M will appoint a representative in Brasil to consult with Operator during performance of Services. All costs associated with such appointment shall be borne by MTU-M.

     14.14   Communication and Accommodation

             MTU-M shall provide Operator's representative with reasonable office space and adequate telephone access at MTU-M's expense.

     14.15   Inspection

             The appropriate airworthiness authorities and Operator's representatives may at all reasonable times, upon advance notice, inspect the performance of Services. Any such inspection shall not constitute an acceptance of Services.

CLAUSE 15   DURATION AND TERMINATION

     15.1 Subject to Clause 15.4 below, this Agreement shall become effective on July 1st, 2000 regardless of the date this Agreement is signed by both Parties (the "Effective Date"), and it shall automatically terminate and become null and void on June 30th, 2015. For any Purchase Orders placed prior to the date of expiration or termination this Agreement shall continue to be valid until fulfillment of all obligations of the Parties thereunder.

     15.2 The rights and obligations of the Parties under the following clauses shall survive any termination or expiration of this
            Agreement:

            Clause 12 (WARRANTY)
            Clause 13 (LIABILITY)
            Clause 17 (APPLICABLE LAW AND ARBITRATION).

     15.3   Termination

            If either Operator or MTU-M makes an agreement with creditors compounding debts, enters into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or reconstruction), becomes insolvent, suffers a receiver of the whole or parts of its assets to be appointed, or commits a breach of any of its obligations under this Agreement (hereinafter collectively" Termination Events"), the defaulting Party shall have thirty (30) Days upon notification by the non-defaulting Party to remedy any such Termination Event or provide an acceptable plan for the remedy otherwise the non-defaulting Party shall have the right without prejudice to its other rights or remedies under applicable laws which rights or remedies shall be cumulative and not exclusive:

            a) to terminate this Agreement or any Purchase Order hereunder by written notice (to include telex), and

            b) to stop any Work already commenced and to refuse to commence any further Work.

            For the avoidance of doubt, it is expressly agreed between the Parties that Purchase Orders placed by Operator with MTU-H on or before the effective date of termination shall continue to be subject to the provisions of this Agreement.

     15.4   Conditions Precedent

            The Agreement and its Annexes shall become effective subject to the following conditions precedent being fullfilled:

            a) signature of the V2500-A5 Maintenance Agreement between the Parties relating to the performance of Services by MTU Maintenance Hannover GmbH for Operator's V2500-A5 engine fleet,

            b) signature of the Sale and Purchase Agreement relating to the sale of up to twelve (12) V2500-A5 engines from Operator to MTU Maintenance Hannover GmbH, and

            c) signature of the lease agreement between the Parties relating to the lease of six (6) V2500-A5 engines from MTU Maintenance Hannover GmbH to Operator.

CLAUSE 16   REPRESENTATIONS AND WARRANTIES

            Each of the Parties hereby represents and warrants that:

     16.1 It is a limited liability company duly constituted and validly existing under the laws of its country of incorporation, its obligations under and pursuant to this Agreement constitute its legal, valid, binding and enforceable obligations (save to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws for the protection of creditors and debtors generally and general principles of equity) and that this Agreement has been duly executed by it;

     16.2 The execution and delivery by it of this Agreement, the consummation by it of any of the transactions contemplated hereby and compliance by it with any of the terms and conditions hereof do not require any consent of any trustee or holder of any indebtedness or other obligation of it, violate any term or condition of its constitutive documents, contravene any provision of or constitute or will constitute a default under or pursuant to or result in any breach of or the creation of any lien (other than as contemplated under this Agreement) on or over any of its assets or any other agreement or instrument to which it is a party or by which it is bound;

     16.3 No consent of, giving of notice to, registration with or taking of any other action in respect of any government entity in its country of incorporation is required for the execution by it of this Agreement.

CLAUSE 17 LAW AND ARBITRATION

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, but without giving effect to the principles of conflicts of laws thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement or the rights and obligations of the Parties hereunder. Any and all disputes arising out of or in connection with this Agreement between the Parties shall be finally settled under the rules of the American Arbitration Association by three (3) arbitrators. Each Party shall name one (1) arbitrator within thirty (30) Days following notification by the other Party; the two
          (2) arbitrators so chosen shall then select a third arbitrator as chairman. Should one (1) Party delay nomination of its arbitrator or if an arbitrator does not take up his office or if he is prevented from taking up his office at the correct time for any other reason, or if the two (2) arbitrators cannot agree within thirty (30) Days as to the choice of the chairman, the President of the American Arbitration Association shall be asked to appoint such arbitrator. The Rules of Conciliation and Arbitration of the American Arbitration Association shall apply for the arbitration proceedings. The place of arbitration shall be New York, New York, United States of America. All arbitration filings and proceedings shall be in the English language. A Party entitled under an award by the arbitrators to receive an amount of money shall be entitled to recover its costs, including reasonable attorneys' fees, incurred in preparing for and participating in the arbitration proceeding and any ancillary proceedings, including proceedings to compel or enjoin arbitration or to request, confirm or set aside an award, in the same ratio as the total amount of money ultimately awarded to such Party divided by the amount claimed by such Party.

CLAUSE 18 NOTICES

          Any notice or communication to be served pursuant to this Agreement shall be sent by registered mail, telefax, telex or delivered personally (and a copy - which shall not constitute notice hereunder-shall also be promptly transmitted by e-mail to the other Party) and shall be deemed to have been duly given when received by the addressees under the following address:

          For Operator:

          TAM - Transportes Aereos Regionais S.A.
          Av. Jurandir, 856 - Lote 4 - Hangar VII
          Attn. Mr. Jose Maluf
          Contracts Director
          Aeroporte - CEP 04072-000 Sao Paulo
          Brasil
          Phone: +55-11-5582-8675
          Fax: +55-11-5581-9167
          E-mail: maluf@tam.com.br

          For MTU-M:

          MTU Motoren- und Turbinen-Union Munchen GmbH
          Attn: General Counsel
          Dachauer Strasse 665
          80995 Munchen
          Germany

          Phone: +49-89-1489 3815
          Fax: +49-89-1489 5814
          E-mail: Michael.Weber@muc.mtu.de

          copy to:

          MTU Maintenance Hannover GmbH
          Attn: General Counsel
          Munchner Strasse 31
          30855 Langenhagen
          Germany

          Phone: +49-511-78 06-388
          Fax: +49-511-78 06-100
          E-mail:Andreas. Brosig@haj.mtu.de

          or such other place of business as may be notified in writing by the other Party to this Agreement from time to time.

          All notices, reports, certificates, data and communications pertaining to this Agreement shall be in the English language. The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative(s) as of the Effective Date.

TAM - Transportes Aereos                MTU Motoren- and Turbinen-Union
Regionais S.A.                          Munchen GmbH


By /s/                                  By /s/
   ----------------------------------      -------------------------------------
Title                                   Title EXEC. V.P. SALES AND CUST. S


By /s/                                  By /s/
   ----------------------------------      -------------------------------------
Title Contracts Director                Title Attorney

                                        (STAMP)
                                        (SEAL)

                              OLVAN ODALVO BOARO JR
                              ESCREVENTE AUTORIZADO

                                        (STAMP)
                                        (SEAL)

                              OLVAN ODALVO BOARO JR
                              ESCREVENTE AUTORIZADO

                                  APPENDIX A(1)

                    TO THE TAY MAINTENANCE SERVICE AGREEMENT
                  BETWEEN TAM TRANSPORTES AEREOS REGIONAIS S.A.
                        AND MTU MAINTENANCE HANNOVER GMBH
                            DATED SEPTEMBER 14, 2000

LIST OF ENGINES: TAY 650-15

RUNNING
 NUMBER    S/N
-------   -----
    1     17235
    2     17236
    3     17238
    4     17247
    5     17249
    6     17250
    7     17258
    8     17259
    9     17267
   10     17268
   11     17271
   12     17272
   13     17292
   14     17293
   15     17302
   16     17303
   17     17306
   18     17307
   19     17311
   20     17320
   21     17321
   22     17322
   23     17326
   24     17328
   25     17331
   26     17336
   27     17348
   28     17352
   29     17358
   30     17359
   31     17360
   32     17363
   33     17366
   34     17367
   35     17370
   36     17371
   37     17372
   38     17373
   39     17411
   40     17413
   41     17438
   42     17444
   43     17446
   44     17460
   45     17470
   46     17473
   47     17474
   48     17475
   49     17490
   50     17491
   51     17517
   52     17518
   53     17520
   54     17521
   55     17522
   56     17533
   57     17534
   58     17535
   59     17536
   60     17537
   61     17538
   62     17557
   63     17558
   64     17559
   65     17560
   66     17561
   67     17564
   68     17589
   69     17590
   70     17619
   71     17635
   72     17637
   73     17663
   74     17664
   75     17671
   76     17676
   77     17677
   78     17684
   79     17688
   80     17689
   81     17697
   82     17705
   83     17711
   84     17712
   85     17722
   86     17723
   87     17724
   88     17727
   89     17728
   90     17729
   91     17730
   92     17734
   93     17735
   94     17736
   95     17737
   96     17738
   97     17739
   98     17740
   99     17741
  100     17742
  101     17748
  102     17752
  103     17801
  104     17803
  105     17804

APPENDIX A2

The following TAY650-15 Accessories are covered by the Agreement, when removed during a shop visit:

PART NUMBER/ IPC
REFERENCE          DESCRIPTION                                ATA CHAPTER
----------------   -----------                                -----------
B36110104          HP BLEED VALVE SENSING SWITCH,
                   7th/12th STAGE AIR BLEED                   36-11-01
B715001 *ALL       LT ELECTRICAL HARNESS                      71-50-01
JR32500A           LP/IP ONCE PER REVOLUTION PROBE            72-35-43
EU51936            MAGNETIC CHIP DETECTORS AND HOUSINGS       72-61-10
775C62NWR          FUEL DRAIN VALVE ASSEMBLY                  73-11-03
QA03198            LP FUEL FILTER ELEMENT                     73-11-03
GD501              HP FUEL PUMP                               73-11-05
B73110601          FUEL SPRAY NOZZLES                         73-11-06
SC503              HP FUEL SHUT OFF VALVE                     73-11-07
EJP101             FUEL DRAINS EJECTOR PUMP                   73-11-08
LPG500             LP SHAFT GOVERNOR                          73-21-02
SV500              APPROACH IDLE SOLENOID                     73-21-06
05407              FUEL FILTER PRESSURE DIFFERENTIAL SWITCH   73-33-01
1453PGCP115        FUEL LOW PRESSURE WARNING SWITCH           73-34-01
44302              HE IGNITION UNIT                           74-11-01
CI650091           HE IGNITION LEADS                          74-21-02
Y183-6             HE IGNITION PLUGS                          74-21-03
17343-83-860       LP COOLING AIR OUTLET SWITCH               77-22-01
JR31762A           EPR PROBES                                 77-41-01
T3K12-21-41PN      EPR TRIM PLUG                              77-41-03
S110-50-911        FUEL TEMPERATURE TRANSMITTER               77-42-02
3002KGA-1          LP AND HP TACHO GENERATORS                 77-43-01
S684-8-34          TGT THERMOCOUPLES                          77-45-01
B77450202          TGT THERMOCOUPLE HARNESS                   77-45-02
LK83996            TGT THERMOCOUPLE JUNCTION                  77-45-03
R18-8xx            TGT BALLAST RESISTOR                       77-45-03
R20-871            TGT TRIMMING RESISTOR                      77-45-03
APTE65RT175G       OIL PRESSURE TRANSMITTER                   77-47-01
APTE128RT175G      OIL TEMPERATURE TRANSMITTER                77-47-02
OMP2506-9          OIL PRESSURE FILLER                        79-10-01
9201000-272        OIL TANK CONTENTS TRANSMITTER              79-10-01
MPA30502           OIL FILTER ELEMENT                         79-10-01
JR31848A           FUEL COOLED OIL COOLER                     79-22-01
1138PGCP115        OIL LOW PRESSURE WARNING SWITCH            79-32-01
QA05167            OIL FILTER DIFFERENTIAL PRESSURE SWITCH    79-32-01
3214684-5          AIR START CONTROL VALVE                    80-11-02

                                   APPENDIX B

CHARGES

Operator shall pay for services rendered the amounts invoiced in accordance with the following:

1    SERVICES COVERED BY THE FIXED PRICES AS SET FORTH IN CLAUSE 2.4.1

1.1  The Fixed Price for Midlife Inspection shall be US$ *

1.2 The Fixed Price for Overhaul shall be determined in accordance with the following formula:

     Engine Flight Hours operated since last Overhaul (or, in case of new engines, since manufacture) multiplied by * US Dollars * as escalated in accordance with item 3 of Appendix C less the fixed price for the Midlife Inspection set forth in item 1 of this Appendix B (as escalated in accordance with item 3 of Appendix C) preceding the current Overhaul Shop Visit provided that the Fixed Price for Overhaul shall (i) not be less than
     * as escalated in accordance with item 3 of Appendix C, and (ii) shall not exceed * as escalated in accordance with item 3 of Appendix C.

     (Price basis January 01, 2000)

1.3 The Fixed Prices are valid and binding until December 31st, 2000, and shall be subject to escalation in accordance with item 3 of Appendix C to this Agreement.

     MTU-M reserves the right to make appropriate adjustments to the Fixed Prices, *

     The Fixed Prices shall become payable in accordance with Clause 9 of this Agreement for Midlife Inspection or Overhaul events of Engines as follows:

     -    Midlife Inspection Shop Visit:
          to be performed upon approximately 12,000 Flight Cycles since new or, as applicable, since previous Overhaul, as per

                                   APPENDIX B

          Shop Handling Guide, aiming at the refurbishment of an Engine's high pressure turbine.

     - Overhaul Shop Visit, incl. of Replacement of Life Limited Parts to be performed upon expiration of time limits on Life Limited Parts.

2    SERVICES NOT COVERED BY THE FIXED PRICES AS SET FORTH IN CLAUSE 2.4.2

     Operator shall pay to MTU-M the costs invoiced as per the actual invoice of MTU-M's authorized subcontractor.

     In addition, MTU-M shall invoice to Operator a three percent (3%) handling fee on any such invoice, provided that such handling fee shall be limited to US$ 30,000 plus travel expenses, and Operator shall pay MTU-M such handling fee in accordance with Clause 9 of this Agreement.

                                   APPENDIX C

ESCALATION FORMULAE

1.   Labor Rate Escalation

     The Labor rate will be adjusted * using the cumulated adjustment factor for
     labor costs as published *        MTU-H will inform the Operator or the
     of the factor for the next     The change in the factor will reflect the
     actual effects of labor costs incurred by MTU-H.

     The Labor rate shall not be adjusted before * and escalation shall thereafter not exceed *

2.   Material Price Escalation

     Material prices * will be adjusted * using the * average material price increase according to *

3.1  Fixed Price Escalation

     The Fixed Prices stipulated in Appendix B shall be subject to * escalation in accordance with the following formula.


                                       *

3.2  Limitation of Fixed Price Escalation

     Based on the assumptions specified in Appendix B the Fixed Prices stipulated in Appendix B will result in Engine maintenance cost per Engine
     Flight Hour of    *    . Such Fixed Prices shall be escalated as specified
     in Clause 3.1 above (hereinafter the "Escalated Fixed Price").

     In consideration of a similar fixed price offer received by Operator from a party other than MTU-H, which fixed price offer results in Engine maintenance cost per Engine Flight Hour of US$ 102.00 / EFH (Price Basis
     2000), (such offer hereinafter the "Comparison Offer"), and which Comparison Offer shall be subject to a fixed escalation of 2,6% per year starting as of January 01, 2001, the following shall apply with regard to the Escalated Fixed Price:

     MTU-H shall make all commercially reasonable efforts in order to keep the applicable maintenance cost below such Comparison Offer.

     In the event that the Escalated Fixed Price exceeds the Comparison Offer escalated as specified above and during the same escalation period, MTU-H and TAM will share the amount to which the Escalated Fixed Price exceeds the escalated Comparison Offer in a ratio of one third (1/3) to be borne by TAM and two thirds (2/3) to be borne by MTU-H.

     Such cost sharing of the amount to which the Escalated Fixed Price may exceed the escalated Comparison Offer shall become effective and first be applied with the escalation to be performed on January 1st, 2004, provided however, that the actual cost indeed exceed the escalated cost per the comparison offer, as illustrated for reference purposes in the table set out below.

4.   Price adjustment according to the above escalation formulae shall be
     performed     *     and shall be applicable to Services performed between
     *

                                       *

                                   APPENDIX D

                TO THE TAY ENGINE MAINTENANCE AGREEMENT TAM / MTU

                           [Intentionally left blank]

                                   APPENDIX E

                TO THE TAY ENGINE MAINTENANCE AGREEMENT TAM / MTU

                                    GUARANTY

     GUARANTY, dated ____________________, 2000, made by TAM-Compania De Investimentos Em Transportes S.A., a company (sociedade por acoes) organized and existing under the laws of Brazil (the "GUARANTOR"), in favor of MTU Motoren-und Turbinen-Union Munchen GmbH ("MTU").

                             PRELIMINARY STATEMENTS:

     WHEREAS, MTU desires to enter into that certain TAY Engine Maintenance Agreement dated as of September 14, 2000 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "MAINTENANCE AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with TAM-Transportes Aereos Regionais S.A., a corporation organized and existing under the laws of Brazil ("TAM").

     NOW, THEREFORE, in consideration of the premises and in order to induce MTU to enter into the Maintenance Agreement, the Guarantor hereby agrees as follows:

     SECTION 1.01. GUARANTY.

     The Guarantor hereby unconditionally guarantees the punctual payment when due and the punctual performance of all obligations of TAM now or hereafter existing under the Maintenance Agreement (such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) reasonably incurred by MTU in enforcing any rights under this Guaranty within five business days of receipt of a written demand notice under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by TAM under the Maintenance Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving TAM.

     SECTION 1.02. GUARANTY ABSOLUTE.

     The Guarantor guarantees that the Obligations will be paid or performed, respectively, strictly in accordance with the terms of the Maintenance Agreement, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of MTU with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought

                                                                     App E / TAY
                                                                     page 2 of 4


against TAM or whether TAM is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Maintenance
     Agreement;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Maintenance Agreement, including, without limitation, any increase in the Obligations resulting from the extension of additional services or forbearance to TAM or any of its subsidiaries or otherwise;

          (iii) any taking, exchange, release, or non-perfection of any collateral, or any taking, release, or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of TAM or any of its affiliates;

          (v) any change, restructuring, or termination of the corporate structure or existence of TAM; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, TAM or a guarantor.

          (vii) this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must otherwise be returned by MTU upon the insolvency, bankruptcy, or reorganization of TAM or otherwise, all as though such payment had not been made.

     SECTION 1.03. WAIVER.

     The Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Obligations and any requirement that MTU protect, secure, perfect, or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against TAM or any other person or entity or any collateral.

     SECTION 1.04. SUBROGATION.

     The Guarantor will not exercise any right which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid or performed in full and MTU shall cease to be obligated under the Maintenance Agreement for any reason ("MTU'S COMMITMENT"). If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment or performance in full of the Obligations and payment in full of all other amounts payable under this Guaranty or (y) the expiration or termination of MTU's Commitment, such amount shall be held in trust for the benefit of MTU and shall forthwith be paid to MTU to be credited and applied upon the Obligations, whether

                                                                     App E / TAY
                                                                     page 3 of 4


matured or unmatured, in accordance with the terms of the Maintenance Agreement or to be held by MTU as collateral security for any Obligation thereafter existing. If (i) the Guarantor shall make payment to MTU, or fulfill, of all or any part of the Obligations, (ii) all the Obligations shall be paid or performed in full and all other amounts payable under this Guaranty shall be paid in full, and (iii) the Commitment shall have expired or terminated, MTU will, at the Guarantor's request, execute, and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligation resulting from such payment by the Guarantor.

     SECTION 1.05. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

     (a) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City, Borough of Manhattan and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby irrevocably appoints___________________(the "PROCESS AGENT"), with an office on the date hereof at _______________, New York, New York 100______________, United States, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Section 1.07. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section shall affect the right of MTU to serve legal process in any other manner permitted by law or affect the right of MTU to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

     (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

                                                                     App E / TAY
                                                                     page 4 of 4


     SECTION 1.06. AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by MTU, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 1.07. ADDRESSES FOR NOTICES.

     All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied, or delivered to it, if to the Guarantor, at its address at TAM - Transportes Aereos Regionais S.A., Av. Jurandir, 856 - Lote 4 - Hangar VII, Attn. Mr. Jose Maluf, Contracts Director, Aeroporte - CEP 04072-000 Sao Paulo, Brasil, Phone: +55 - 11 - 5582-8675, Fax:
+55 - 11 - 5581-9167, E-mail: maluf@tam.com.br, and if to MTU, at its address specified in the Maintenance Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective on the day following the day when deposited in the mails or telecopied (and OK transmission receipt is obtained), respectively.

     SECTION 1.08. NO WAIVER; REMEDIES.

     No failure on the part of MTU to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 1.09. GOVERNING LAW.

     This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the provisions on conflict of laws thereof.

     SECTION 1.10. ASSIGNMENT.

     MTU may not assign any of its rights hereunder without prior written consent of the Guarantor. Any assignment made in violation of this Section shall be null and void.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        TAM-Compania De Investimentos Em
                                        Transportes S.A.


                                        By:
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                                        Name:
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                                        Title:
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